EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-154844 on Form S-3 of our report dated February 9, 2011, relating to the financial statements of Boeing Capital Corporation, appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 9, 2011

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